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                                                                       Exhibit 3


                                VOTING AGREEMENT


          VOTING AGREEMENT (this "AGREEMENT"), dated as of October 29, 2000, among those shareholders of About.com, Inc., a Delaware corporation (the "COMPANY"), listed on the signature page hereof (each, a "Shareholder," and collectively, the "SHAREHOLDERS"), PRIMEDIA Inc., a Delaware corporation ("PARENT"), and Abracadabra Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER Sub").

          WHEREAS, each Shareholder beneficially owns the number of shares of common stock, par value $0.001 per share, of the Company set forth below such Shareholder's name on the signature page hereof (all such shares, together with any other shares of capital stock of the Company such Shareholder acquires after the date hereof, including, without limitation, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, or change of such shares, or upon exercise or conversion of any securities, the "SHARES");

          WHEREAS, simultaneously with the execution and delivery hereof, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"; capitalized terms used herein and not defined shall have the meanings set forth in the Merger Agreement), dated as of the date hereof, which Merger Agreement has been approved by the Board of Directors of the Company, and has been approved by the Boards of Directors of Parent and Merger Sub. The directors of the Company unanimously voted in favor of the adoption of the Merger Agreement and the recommendation that shareholders of the Company approve the merger of Merger Sub with and into the Company (the "MERGER") as contemplated by the Merger Agreement; and

          WHEREAS, as a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholders have agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereby agree as follows

          SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to Parent and Merger Sub as follows:

          (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions so contemplated.

          (b) This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Shareholder

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enforceable against such Shareholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

          (c) The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its organizational documents;
(ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Shareholder or any of its properties; or (iii) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which such Shareholder is entitled under any provision of any agreement, contract, license or other instrument binding upon such Shareholder or any of its properties, or allow the acceleration of the performance of any obligation of such Shareholder under any indenture, mortgage deed of trust, lease, license, contract, instrument or other agreement to which such Shareholder is a party or by which such Shareholder, its assets or properties is subject or bound, other than such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent, delay or impair such Shareholder's ability to consummate the transactions contemplated by this Agreement.

          (d) Other than any filings required by the Exchange Act or the rules and regulations promulgated thereunder, the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder require no filings, notices, declarations, consents or other actions to be made by such Shareholder with, nor are any approvals or other confirmations or consents required to be obtained by such Shareholder from, any governmental authority.

          (e) As of the date hereof, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder or its properties before any court or arbitrator or any governmental authority which challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby or by the Merger Agreement. As of the date hereof, such Shareholder is not, and none of its properties is, subject to any order, writ, judgment, injunction, decree, determination or award which would prevent, delay or impair the consummation of the transactions contemplated hereby.

          (f) Such Shareholder is, and at the Effective Time will be, the sole record and beneficial owner of and has, and at the Effective Time such Shareholder will have, good and valid title to the Shares held by such Shareholder, free and clear of any Liens, except for any Liens arising hereunder. Such Shareholder has, and at the Effective Time will have, the power to vote, dispose of and otherwise transfer such Shares without the approval, consent or other action of any person.

          (g) There are no options or rights to acquire, or understandings or arrangements to which such Shareholder is a party relating to the Shares held by such Shareholder, other than this Agreement.

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          (h) The Shares indicated below such Shareholder's name on the signature page hereof represent all of the shares of Company Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Shareholder.

          (i) Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on such Shareholder's execution and delivery of this Agreement.

          SECTION 2. AGREEMENT TO VOTE; PROXY.

          (a) Each Shareholder agrees with, and covenants to, Parent and Merger Sub as follows:

                    (i) At any meeting of shareholders of the Company called to vote upon the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement or at which a vote, consent or other approval with respect to the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of the Shares held by such Shareholder in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                    (ii) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shares held by such Shareholder against (A) any Acquisition Proposal or (B) any amendment of the Company's Certificate of Incorporation or By-laws which amendment would in any manner prevent or materially impede, interfere with or delay the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (b) Each Shareholder hereby grants to, and appoints, Beverly Chell and Charles McCurdy and any other individual who is designated by Parent, until the termination of this Agreement pursuant to Section 12, an irrevocable proxy, coupled with an interest, and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, with respect to the Shares held by such Shareholder, to vote the Shares held by such Shareholder, or grant or execute a consent or approval, in complete discretion of Parent or Merger Sub, a the case may be, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in accordance with paragraph (a) of this Section 2. Each Shareholder will take such further action and execute such other instruments as may be necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by it with respect to the Shares held by it. Each Shareholder agrees that this Agreement, including the provisions of this Section 2 will be recorded in the books and records of the Company. Notwithstanding the foregoing, nothing in this Agreement shall limit or affect any Shareholder's ability to vote in his, her or its sole discretion on, and no Shareholder shall grant or be deemed to grant any proxy or power-of-attorney with respect to, any matter other than those matters specifically referred to in Section 2(a) above.

          SECTION 3. DISPOSITION OF SHARES. No Shareholder shall, without the prior written consent of Parent, directly or indirectly, during the term of this Agreement (i) grant or

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enter into any Lien, power of attorney or other agreement or arrangement with respect to the voting of the Shares held by it, (ii) except by operation of the laws of inheritance, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of the Shares held by it or (iii) take any other action that would in any way restrict, limit or interfere with performance of its obligations hereunder or the transactions contemplated hereby. Each Shareholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have. Each Shareholder agrees, and shall use reasonable efforts to cause its affiliates to agree, to exercise any rights that such Shareholder or any of such affiliates may have to cause any shareholders of the Company, to vote any shares held by such shareholder in favor of the Merger and to waive any rights of appraisal or rights of dissent from the Merger that such shareholder may have. Any purported transfer in violation of the foregoing shall be null and void.

          SECTION 4. NO SOLICITATIONS. Subject to Section 16 below, each Shareholder and its affiliates (other than the Company and its subsidiaries) will immediately cease any existing discussions or negotiations with any third parties conducted on or prior to the date hereof with respect to any Acquisition Proposal. Each Shareholder agrees that it will not, and will use its best efforts to cause such affiliates not to, directly or indirectly, solicit, initiate, encourage or take any other action to facilitate any inquiries or proposals with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or engage in negotiations or discussions concerning, or provide any confidential information relating to, any Acquisition Proposal. Each Shareholder agrees that it and any of such affiliates will promptly advise Parent of, and communicate to Parent the terms of, any such inquiry or proposal it or any of such affiliates may receive, and will promptly advise Parent if it or any of such affiliates provides any such information to any such person.

          SECTION 5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

          SECTION 6. NOTICES. Notices and other communications under this Agreement shall be in writing and shall be deemed given as set forth in Section
8.2 of the Merger Agreement, except that each Shareholder shall receive such notices at the address set forth below such Shareholder's name on the signature page hereof.

          SECTION 7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by Parent, Merger Sub and the Shareholders.

          SECTION 8. ASSIGNMENT. Notwithstanding any other provision of this Agreement, this Agreement shall not be assignable by any party hereto except by Parent or Merger Sub to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable against, (i) as to each Shareholder, such Shareholder and such Shareholder's beneficiaries and representatives, and
(ii) Parent and Merger Sub and their successors and permitted assigns. Each Shareholder agrees that this Agreement and the obligations of such

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Shareholder hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, by the laws of inheritance.

          SECTION 9. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and unenforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity and unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 10. STOP TRANSFER ORDER. In furtherance of this Agreement, concurrently herewith each Shareholder shall and hereby does authorize Parent and Merger Sub to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares subject to the terms of this Agreement (and that this Agreement places limits on the voting and transfer of the Shares). Each Shareholder further agrees to cause the Company not to register the transfer of any certificate representing any of such Shareholder's Shares unless such transfer is made in accordance with the terms of this Agreement.

          SECTION 11. FURTHER ACTION. From time to time, at the request of Parent or Merger Sub and without further consideration, each Shareholder shall execute and deliver to Parent and Merger Sub such documents and take such action as Parent or Merger Sub may reasonably request in order to consummate the transactions contemplated hereby.

          SECTION 12. TERMINATION. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (a) the Effective Time and
(b) upon the termination of the Merger Agreement pursuant to its terms.

          SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 14. SPECIFIC PERFORMANCE. The Shareholders, Parent and Merger Sub acknowledge that this Agreement and the Shares are unique and that no party will have an adequate remedy at law if any other party breaches any covenant herein or fails to perform its obligations hereunder. Accordingly, the Shareholders, Parent and Merger Sub agree that the others shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if any party shall fail or threaten to fail to perform any of its obligations under this Agreement.

          SECTION 15. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

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          SECTION 16. SHAREHOLDER CAPACITY. Each Shareholder signs solely in its capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken or to be taken by any officer, director or financial advisor of the Company or its subsidiaries in his, her or its capacity as an officer, director or financial advisor of the Company, including, without limitation, any actions permitted by the Merger Agreement.

          SECTION 17. NO WAIVER. No failure or delay by Parent or Merger Sub to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

          SECTION 18. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          SECTION 19. WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          SECTION 20. INTERPRETATION. The parties hereto agree that in interpreting this Agreement there shall be no inferences against the drafting party.

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                  PRIMEDIA INC.

                                  By: /s/ Beverly C. Chell
                                      ----------------------------------
                                      Name: Beverly C. Chell
                                      Title: Vice Chairman


                                  ABRACADABRA ACQUISITION CORPORATION


                                  By: /s/ Beverly C. Chell
                                      ----------------------------------
                                      Name: Beverly C. Chell
                                      Title: Vice Chairman


                                  /s/ Scott Kurnit
                                  --------------------------------------
                                  Name: Scott Kurnit
                                  Address:
                                  Shares Beneficially Held: 1,302,097
                                  Options Held: 128,643

                                  /s/ William C. Day
                                  --------------------------------------
                                  Name: William C. Day
                                  Address:
                                  Shares Beneficially Held: 72,780
                                  Options Held: 208,531

                                  /s/ Kristopher A. Wood
                                  --------------------------------------
                                  Name: Kristopher A. Wood
                                  Address:
                                  Shares Beneficially Held: 7,197
                                  Options Held: 0

                                  /s/ Ronald Unterman
                                  --------------------------------------
                                  Name:Ronald Unterman
                                  Address:
                                  Shares Beneficially Held: 14,800
                                  Options Held: 0

                                  /s/ Stanley L. Fung
                                  --------------------------------------
                                  Name:Stanley L. Fung
                                  Address:
                                  Shares Beneficially Held: 25,214
                                  Options Held: 20,000


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                                  /s/ Frank J. Biondi, Jr.
                                  --------------------------------------
                                  Name: Frank J. Biondi, Jr.
                                  Address:
                                  Shares Beneficially Held: 1,000
                                  Options Held: 17,800